UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 8, 2010
Park-Ohio Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000
Park-Ohio Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	333-43005	34-6520107

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 8, 2010, Park-Ohio Industries, Inc. (the “Company”), a wholly-owned subsidiary of Park-Ohio Holdings Corp., the other loan parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into a Third Amended and Restated Credit Agreement (the “Agreement”). The Agreement, among other things, provides a reduced revolving credit facility of up to $170 million and term loans totaling an additional $40 million, extends the maturity date of borrowings under the facility to June 30, 2013 and amends the pricing terms. In addition, the Company has the option to increase the availability under the revolving credit facility by $25 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.
Dated: March 10, 2010	By:	/s/ Robert D. Vilsack
		Name:	Robert D. Vilsack
		Title:	Secretary

PARK-OHIO INDUSTRIES, INC.
Dated: March 10, 2010	By:	/s/ Robert D. Vilsack
		Name:	Robert D. Vilsack
		Title:	Secretary

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